                                                    REGISTRATION NO. 333-109175

     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 22, 2005

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                MICROISLET, INC.
                 (Name Of Small Business Issuer In Its Charter)

             NEVADA                                      88-0408274
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                        6370 NANCY RIDGE DRIVE, SUITE 112
                          SAN DIEGO, CALIFORNIA, 92121
                                 (858) 657-0287

          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                              ---------------------
                               WILLIAM G. KACHIOFF
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                                MICROISLET, INC.
                        6370 NANCY RIDGE DRIVE, SUITE 112
                          SAN DIEGO, CALIFORNIA, 92121
                                 (858) 657-0287
            (Name, Address and Telephone Number of Agent For Service)
                              ---------------------

                                   Copies To:
                              JOHN D. TISHLER, ESQ.
                             STEPHEN R. LASALA, ESQ.
                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                        12544 HIGH BLUFF DRIVE, SUITE 300
                               SAN DIEGO, CA 92130
                                 (858) 720-8900

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

No longer applicable because the shares are being removed from registration.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

This post-effective amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) may determine.


                          DEREGISTRATION OF SECURITIES

         MicroIslet, Inc., a Nevada corporation ("MicroIslet"), filed a Registration Statement on Form SB-2 (File No. 333-109175) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on September 26, 2003 registering 1,033,934 shares of MicroIslet's common stock, par value $.001 per share to be sold by the selling stockholders named therein. The Commission declared the Registration Statement effective on October 17, 2003.

         In accordance with the undertaking contained in Part II, Item 28(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-B, MicroIslet files this post-effective amendment to remove from registration all of the shares which remain unsold under the registration statement as of the date hereof. MicroIslet is deregistering these shares because its obligation to maintain the effectiveness of the Registration Statement with respect to such shares has expired.

         Accordingly, MicroIslet files this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to deregister up to 1,033,934 shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of April, 2005.

                                            MICROISLET, INC.

                                            /s/ John F. Steel IV
                                            ------------------------------------
                                            John F. Steel IV
                                            Chairman and Chief Executive Officer
                                            (Principal Executive Officer)


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                       Title                                       Date
---------                                                       -----                                       ----
/s/ John F. Steel IV                            Chairman and Chief Executive Officer                    April 22, 2005
------------------------------------            (Principal Executive Officer)
John F. Steel IV


/s/ William G. Kachioff                         Vice President, Finance and Chief Financial             April 22, 2005
------------------------------------            Officer (Principal Financial and Accounting
William G. Kachioff                             Officer)


/s/ Hartoun Hartounian, Ph.D.                   President, Chief Operating Officer and Director         April 22, 2005
------------------------------------
Hartoun Hartounian, Ph.D.


/s/ Myron A. Wick III                           Vice Chairman and Director                              April 22, 2005
------------------------------------
Myron A. Wick III

          *                                     Director                                                April 22, 2005
------------------------------------
Robert W. Anderson, M.D.

                                                Director                                                April 22, 2005
------------------------------------
James R. Gavin III, M.D., Ph.D.

          *                                     Director                                                April 22, 2005
------------------------------------
Steven T. Frankel

                                                Director                                                April 22, 2005
------------------------------------
Cynthia Ekberg Tsai

* Executed on his behalf by John F. Steel IV, as attorney-in-fact.


                                                          3